UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2011

Rackspace Hosting, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34143

Delaware	74-3016523
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5000 Walzem Rd.
San Antonio, Texas 78218
(Address of principal executive offices, including zip code)

(210) 312-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 7, 2011, the Compensation Committee of the Board of Directors of Rackspace Hosting, Inc., (the “Company”) approved a change in compensation for Karl Pichler, the Company's newly appointed Chief Financial Officer. Pursuant to the Committee's approval, Mr. Pichler will receive a $30k bonus, and, beginning January 1, 2011, Mr. Pichler's base compensation will increase to $350k per annum. Mr. Pichler's target bonus amount under the Company's non-equity incentive plan will remain at 60% of base compensation.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 8, 2011, the Company issued a press release to announce the promotion of Lew Moorman, 41, to President, effective immediately. Moorman will continue to report to Lanham Napier, the Company's Chief Executive Officer. Prior to the promotion, Mr. Napier held the title of President. Mr. Moorman previously served as the Company's President, Cloud, since February 2009 and as Chief Strategy Officer, since April 2008. Prior to that, Mr. Moorman served as the Company's Senior Vice President, Strategy and Corporate Development from January 2004 until April 2008.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 Press release announcing the promotion of Lew Moorman to President

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rackspace Hosting, Inc.

Date:	December 9, 2011	By:	/s/ Alan Schoenbaum
Alan Schoenbaum
Senior Vice President, General Counsel and Secretary